    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1998
                                                REGISTRATION STATEMENT 333-03795
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                 POST-EFFECTIVE
                          AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
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


DELAWARE                                                                                52-0936594
(State or Other Jurisdiction of                                                      (I.R.S. Employer
Incorporation or Organization)                                                    Identification Number)

10400 FERNWOOD ROAD                                                                  JOSEPH RYAN, ESQ.
BETHESDA, MARYLAND 20817                                                            10400 FERNWOOD ROAD
(301) 380-3000                                                                   BETHESDA, MARYLAND 20817
(Address, including zip code, and telephone number,                                    (301) 380-3000
including area code, of registrant's principal executive offices)    (Name, address, including zip code, and telephone
                                                                      number, including area code, of agent for service)
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  The registrant requests that copies of notices and communications from the
Securities and Exchange Commission be sent to:

      WARD R. COOPER, ESQ.                JOSEPH W. ARMBRUST, JR., ESQ.
      ASSISTANT GENERAL COUNSEL                 BROWN & WOOD
      MARRIOTT INTERNATIONAL, INC.          ONE WORLD TRADE CENTER
      10400 FERNWOOD ROAD                    NEW YORK, NEW YORK 10048
      BETHESDA, MARYLAND 20817

  Approximate date of commencement of proposed sale to the public: Not applicable.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

  If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________________

  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                          DEREGISTRATION OF SECURITIES

  Marriott International, Inc. (the "Registrant") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-03795) originally filed with the Securities and Exchange Commission on May 15, 1996, as amended by the filing of Amendment No. 1 to Registration Statement on October 1, 1996 (the "Registration Statement"), hereby withdraws the Registration Statement registering the resale of the Liquid Yield Option/tm/ Notes ("LYONs/tm/") with an aggregate principal amount of $540,261,000, and the common stock issuable upon conversion thereof, held by the holders thereof.


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective
Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on March 23, 1998.


                               MARRIOTT INTERNATIONAL, INC.



                               By: /s/ Joseph Ryan
                                  ----------------------------------
                                Joseph Ryan
                                Executive Vice President and General Counsel



  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

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

        SIGNATURES                       TITLE                     DATE
--------------------------  -------------------------------  -----------------

/s/ J.W. Marriott, Jr.*     Chairman of the Board, Chief      March 23, 1998
--------------------------  Executive Officer and
J.W. Marriott, Jr.          Director  (Principal Executive
                            Officer)


/s/ Michael A. Stein*       Executive Vice President and      March 23, 1998
--------------------------  Chief Financial Officer
Michael A. Stein            (Principal Financial Officer)


/s/ Stephen E. Riffee*      Vice President, Finance and       March 23, 1998
--------------------------  Chief Accounting Officer
Stephen E. Riffee           (Principal Accounting Officer)


--------------------------  Director
Dr. Henry Cheng Kar-Shun

/s/ Gilbert M. Grosvenor*   Director                          March 23, 1998
--------------------------
Gilbert M. Grosvenor

/s/ Richard E. Marriott*    Director                          March 23, 1998
--------------------------
Richard E. Marriott


                            Director
--------------------------
Floretta Dukes McKenzie

/s/ Harry J. Pearce*        Director                        March 23, 1998
--------------------------
Harry J. Pearce

/s/ W. Mitt Romney*         Director                        March 23, 1998
--------------------------
W. Mitt Romney

/s/ Roger W. Sant*          Director                        March 23, 1998
--------------------------
Roger W. Sant

                            Director
--------------------------
William J. Shaw

/s/ Lawrence M. Small*      Director                        March 23, 1998
--------------------------
Lawrence M. Small

*By: /s/ Joseph Ryan
    ---------------------
 Joseph Ryan
 Attorney-in-fact

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